FUND PARTICIPATION AGREEMENT

                        THE PRUDENTIAL SERIES FUND, INC.


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                                TABLE OF CONTENTS

  ARTICLE I.        Sale of Fund Shares..............................4
  ARTICLE II.       Representations and Warranties...................7
  ARTICLE III.      Prospectuses and Proxy Statements; Voting .......9
  ARTICLE IV.       Sales Material and Information .................10
  ARTICLE V.        Fees and Expenses ..............................11
  ARTICLE VI.       Diversification and Qualification ..............12
  ARTICLE VII.      Potential Conflicts and Compliance With
                    Mixed and Shared Funding Exemptive Order .......14
  ARTICLE VIII.     Indemnification ................................15
  ARTICLE IX.       Applicable Law .................................22
  ARTICLE X.        Termination ....................................22
  ARTICLE XI.       Notices ........................................25
  ARTICLE XII.      Miscellaneous ..................................25
  SCHEDULE A        Accounts and Contracts .........................28
  SCHEDULE B        Designated Portfolios ..........................29
  SCHEDULE C        Expenses .......................................30

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                             PARTICIPATION AGREEMENT
                             -----------------------
                                      AMONG

                    AETNA LIFE INSURANCE AND ANNUITY COMPANY,

                        THE PRUDENTIAL SERIES FUND, INC.,

                   Prudential Investments Fund Management LLC,

                                       AND

                  PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC

         THIS AGREEMENT, made and entered into as of this 27th day of April, 2001, by and among AETNA LIFE INSURANCE AND ANNUITY COMPANY (hereinafter "ALIAC"), a Connecticut life insurance company, on its own behalf and on behalf of its VARIABLE ANNUITY ACCOUNT B and other separate accounts as may be set forth on Schedule A attached hereto and as may be amended from time to time with the mutual consent of the parties hereto (hereinafter the "Account(s)"); THE PRUDENTIAL SERIES FUND, INC., an open-end management investment company organized under the laws of Maryland (hereinafter the "Fund"); Prudential Investments Fund Management LLC, a New York limited liability company (hereinafter the "Adviser); and PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC (hereinafter the "Distributor"), a Delaware limited liability company.

         WHEREAS, the Fund engages in business as an open-end management investment company and is available to act as the investment vehicle for separate accounts established for variable life insurance policies and/or variable annuity contracts (collectively, the "Variable Insurance Products") to be offered by insurance companies, including ALIAC which have entered into participation agreements similar to this Agreement (hereinafter "Participating Insurance Companies"); and

         WHEREAS, the beneficial interest in the Fund is divided into several series of shares, each designated a "Portfolio" and representing the interest in a particular managed portfolio of securities and other assets; and

         WHEREAS, the Fund has obtained an order from the Securities and Exchange Commission (hereinafter the "SEC"), dated March 5, 1999 (File No. IC-23728), granting Participating Insurance Companies and variable annuity and variable life insurance separate accounts exemptions from the provisions of sections 9(a), 13(a), 15(a) and 15(b) of the Investment Company Act of 1940, as amended, (hereinafter the "1940 Act") and Rules 6e2(b)(15) and 6e-3(T)(b)(15) thereunder, to the extent necessary to permit shares of the Fund to be sold to and held by variable annuity and variable life insurance separate accounts of life insurance companies that may or may not be affiliated with one another and qualified pension

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and retirement plans ("Qualified Plans") (hereinafter the "Mixed and Shared
Funding Exemptive Order"); and

         WHEREAS, the Fund is registered as an open-end management investment company under the 1940 Act and shares of the Portfolio(s) are registered under the Securities Act of 1933, as amended (hereinafter the "1933 Act"); and

         WHEREAS, the Adviser is duly registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and any applicable state securities laws; and

         WHEREAS, the Distributor is duly registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (the "1934 Act") and is a member in good standing of the National Association of Securities Dealers, Inc. (the "NASD"); and

         WHEREAS, ALIAC has registered certain variable annuity contracts supported wholly or partially by the Account (the "Contracts") under the 1933 Act and said Contracts are listed in Schedule A attached hereto and incorporated herein by reference, as such Schedule may be amended from time to time by mutual written agreement; and

         WHEREAS, the Account is a duly organized, validly existing, segregated asset account, established by resolution of the Board of Directors of ALIAC in 1976 under the insurance laws of the State of Connecticut, to set aside and invest assets attributable to the Contracts; and

         WHEREAS, ALIAC has registered the Account as a unit investment trust under the 1940 Act and has registered the securities deemed to be issued by the Account under the 1933 Act (except for such Accounts for which no such registration is required); and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, ALIAC intends to purchase shares in the Portfolio(s) listed in Schedule B attached hereto and incorporated herein by reference, as such Schedule may be amended from time to time by mutual written agreement (the "Designated Portfolio(s)"), on behalf of the Account to fund the Contracts, and the Fund is authorized to sell such shares to unit investment trusts such as the Account at net asset value; and

         WHEREAS, to the extent permitted by applicable insurance laws and regulations, the Account also intends to purchase shares in other open-end investment companies or series thereof not affiliated with the Fund (the "Unaffiliated Funds") on behalf of the Account to fund the Contracts;

         NOW, THEREFORE, in consideration of their mutual promises, ALIAC, the Fund, the Distributor and the Adviser agree as follows:

                         ARTICLE I. Sale of Fund Shares
                                    -------------------

         1.1. The Fund agrees to sell to ALIAC those shares of the Designated Portfolio(s) which the Account orders, executing such orders on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the order for the shares of the

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Designated Portfolios. For purposes of this Section 1.1, ALIAC shall be the designee of the Fund for receipt of such orders and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such order by 10:00 a.m. Eastern time on the next following Business Day. "Business Day" shall mean any day on which the New York Stock Exchange is open for trading and on which the Designated Portfolio calculates its net asset value pursuant to the rules of the SEC.

         1.2. The Fund agrees to make shares of the Designated Portfolio(s) available for purchase at the applicable net asset value per share by ALIAC and the Account on those days on which the Fund calculates its Designated Portfolio(s)' net asset value pursuant to rules of the SEC, and the Fund shall calculate such net asset value on each day which the New York Stock Exchange is open for trading. Notwithstanding the foregoing, the Board of Directors of the Fund (hereinafter the "Board") may refuse to sell shares of any Designated Portfolio to any person, or suspend or terminate the offering of shares of any Designated Portfolio if such action is required by law or by regulatory authorities having jurisdiction or is, in the sole discretion of the Board acting in good faith and in light of its fiduciary duties under federal and any applicable state laws, necessary in the best interests of the shareholders of such Designated Portfolio.

         1.3. The Fund will not sell shares of the Designated Portfolio(s) to any other Participating Insurance Company separate account unless an agreement containing provisions the substance of which are the same as Sections 2.1 (except with respect to Connecticut law), 3.5, 3.6, 3.7, and Article VII of this Agreement is in effect to govern such sales.

         1.4. The Fund agrees to redeem for cash, on ALIAC's request, any full or fractional shares of the Fund held by ALIAC, executing such requests on each Business Day at the net asset value next computed after receipt by the Fund or its designee of the request for redemption. For purposes of this Section 1.4, ALIAC shall be the designee of the Fund for receipt of requests for redemption and receipt by such designee shall constitute receipt by the Fund, provided that the Fund receives notice of any such request for redemption by 10:00 a.m. Eastern time on the next following Business Day.

         1.5. The Parties hereto acknowledge that the arrangement contemplated by this Agreement is not exclusive; the Fund's shares may be sold to other Participating Insurance Companies (subject to Section 1.3) and the cash value of the Contracts may be invested in other investment companies.

         1.6. ALIAC shall pay for Fund shares by 3:00 p.m. Eastern Time on the next Business Day after an order to purchase Fund shares is made in accordance with the provisions of Section 1.1 hereof. Payment shall be in federal funds transmitted by wire and/or by a credit for any shares redeemed the same day as the purchase.

         1.7. The Fund shall pay and transmit the proceeds of redemptions of Fund shares by 11:00 a.m. Eastern Time on the next Business Day after a redemption order is received in accordance with Section 1.4 hereof. Payment shall be in federal funds transmitted by wire and/or a credit for any shares purchased the same day as the redemption.

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         1.8. Issuance and transfer of the Fund's shares will be by book entry only. Stock certificates will not be issued to ALIAC or the Account. Shares purchased from the Fund will be recorded in an appropriate title for the Account or the appropriate sub-account of the Account.

         1.9. The Fund shall furnish same day notice (by wire or telephone, followed by written confirmation) to ALIAC of any income, dividends or capital gain distributions payable on the Designated Portfolio(s)' shares. ALIAC hereby elects to receive all such income dividends and capital gain distributions as are payable on the Designated Portfolio shares in additional shares of that Designated Portfolio. ALIAC reserves the right to revoke this election and to receive all such income dividends and capital gain distributions in cash. The Fund shall notify ALIAC by the end of the next following Business Day of the number of shares so issued as payment of such dividends and distributions.

         1.10. The Fund shall make the net asset value per share for each Designated Portfolio available to ALIAC on each Business Day as soon as reasonably practical after the net asset value per share is calculated and shall use its best efforts to make such net asset value per share available by 6:00 p.m. Eastern time. In the event of an error in the computation of a Designated Portfolio's net asset value per share ("NAV") or any dividend or capital gain distribution (each, a "pricing error"), the Adviser or the Fund shall immediately notify ALIAC as soon as possible after discovery of the error. Such notification may be verbal, but shall be confirmed promptly in writing in accordance with Article XI of this Agreement. A pricing error shall be corrected as follows: (a) if the pricing error results in a difference between the erroneous NAV and the correct NAV of less than $0.01 per share, then no corrective action need be taken; (b) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than $0.01 per share, but less than 1/2 of 1% of the Designated Portfolio's NAV at the time of the error, then the Adviser shall reimburse the Designated Portfolio for any loss, after taking into consideration any positive effect of such error; however, no adjustments to Contractowner accounts need be made; and
(c) if the pricing error results in a difference between the erroneous NAV and the correct NAV equal to or greater than 1/2 of 1% of the Designated Portfolio's NAV at the time of the error, then the Adviser shall reimburse the Designated Portfolio for an loss (without taking into consideration any positive effect of such error) and shall reimburse ALIAC for the costs of adjustments made to correct Contractowner accounts in accordance with the provisions of Schedule C. If an adjustment is necessary to correct a material error which has caused Contractowners to receive less than the amount to which they are entitled, the number of shares of the applicable sub-account of such Contractowners will be adjusted and the amount of any underpayments shall be credited by the Adviser to ALIAC for crediting of such amounts to the applicable Contractowners accounts. Upon notification by the Adviser of any overpayment due to a material error, ALIAC shall promptly remit to Adviser any overpayment that has not been paid to Contractowners. In no event shall ALIAC be liable to Contractowners for any such adjustments or underpayment amounts. A pricing error within categories (b) or
(c) above shall be deemed to be "materially incorrect" or constitute a "material error" for purposes of this Agreement.

         The standards set forth in this Section 1.10 are based on the Parties' understanding of the views expressed by the staff of the SEC as of the date of this Agreement. In the event the views of the SEC staff are later modified or superseded by SEC or judicial interpretation, the parties

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shall amend the foregoing provisions of this Agreement to comport with the appropriate applicable standards, on terms mutually satisfactory to all Parties.

                   ARTICLE II. Representations and Warranties
                               ------------------------------

         2.1. ALIAC represents and warrants that the Contracts and the securities deemed to be issued by the Account under the Contracts are or will be registered under the 1933 Act (except for those Contracts for which no such registration is required); that the Contracts will be issued and sold in compliance in all material respects with all applicable federal and state laws and that the sale of the Contracts shall comply in all material respects with state insurance suitability requirements. ALIAC further represents and warrants that it is an insurance company duly organized and in good standing under applicable law and that it has legally and validly established the Account prior to any issuance or sale of units thereof as a segregated asset account under Connecticut law, and has registered the Account as a unit investment trust in accordance with the provisions of the 1940 Act to serve as a segregated investment account for the Contracts and that it will maintain such registration for so long as any Contracts are outstanding as required by applicable law.

         2.2. The Fund represents and warrants that Designated Portfolio(s) shares sold pursuant to this Agreement shall be registered under the 1933 Act, duly authorized for issuance and sold in compliance with all applicable federal securities laws including without limitation the 1933 Act, the 1934 Act, and the 1940 Act and that the Fund is and shall remain registered under the 1940 Act. The Fund shall amend the registration statement for its shares under the 1933 Act and the 1940 Act from time to time as required in order to effect the continuous offering of its shares.

         2.3. The Fund reserves the right to adopt a plan pursuant to Rule 12b-1 under the 1940 Act and to impose an asset-based or other charge to finance distribution expenses as permitted by applicable law and regulation. In any event, the Fund and Adviser agree to comply with applicable provisions and SEC staff interpretations of the 1940 Act to assure that the investment advisory or management fees paid to the Adviser by the Fund are in accordance with the requirements of the 1940 Act. To the extent that the Fund decides to finance distribution expenses pursuant to Rule 12b-1, the Fund undertakes to have its Board, a majority of whom are not interested persons of the Fund, formulate and approve any plan pursuant to Rule 12b-1 under the 1940 Act to finance distribution expenses.

         2.4. The Fund represents and warrants that it will make every effort to ensure that Designated Portfolio(s) shares will be sold in compliance with the insurance laws of the State of Delaware and all applicable state insurance and securities laws. The Fund shall register and qualify the shares for sale in accordance with the laws of the various states if and to the extent required by applicable law. ALIAC and the Fund will endeavor to mutually cooperate with respect to the implementation of any modifications necessitated by any change in state insurance laws, regulations or interpretations of the foregoing that affect the Designated Portfolio(s) (a "Law Change"), and to keep each other informed of any Law Change that becomes known to either party. In the event of a Law Change, the Fund agrees that, except in those circumstances where the Fund has advised ALIAC that its Board of Directors has determined that implementation of a particular Law Change is not in the best interest of all of the Fund's

                                       7

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shareholders with an explanation regarding why such action is lawful, any action required by a Law Change will be taken.

         2.5. The Fund represents and warrants that it is lawfully organized and validly existing under the laws of the State of Maryland and that it does and will comply in all material respects with the 1940 Act.

         2.6. The Adviser represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with any applicable state and federal securities laws.

         2.7. The Distributor represents and warrants that it is and shall remain duly registered under all applicable federal and state securities laws and that it shall perform its obligations for the Fund in compliance in all material respects with the laws of any applicable state and federal securities laws.

         2.8. The Fund and the Adviser represent and warrant that all of their respective officers, employees, investment advisers, and other individuals or entities dealing with the money and/or securities of the Fund are, and shall continue to be at all times, covered by one or more blanket fidelity bonds or similar coverage for the benefit of the Fund in an amount not less than the minimal coverage required by Rule 17g-1 under the 1940 Act or related provisions as may be promulgated from time to time. The aforesaid bonds shall include coverage for larceny and embezzlement and shall be issued by a reputable bonding company.

         2.9. The Fund will provide ALIAC with as much advance notice as is reasonably practicable of any material change affecting the Designated Portfolio(s) (including, but not limited to, any material change in the registration statement or prospectus affecting the Designated Portfolio(s)) and any proxy solicitation affecting the Designated Portfolio(s) and consult with ALIAC in order to implement any such change in an orderly manner, recognizing the expenses of changes and attempting to minimize such expenses by implementing them in conjunction with regular annual updates of the prospectus for the Contracts. The Fund agrees to share equitably in expenses incurred by ALIAC as a result of actions taken by the Fund, consistent with the allocation of expenses contained in Schedule C attached hereto and incorporated herein by reference.

         2.10. ALIAC represents and warrants, for purposes other than diversification under Section 817 of the Internal Revenue Code of 1986 as amended (the "Code"), that the Contracts are currently and at the time of issuance will be treated as annuity contracts under applicable provisions of the Code, and that it will make every effort to maintain such treatment and that it will notify the Fund, the Distributor and the Adviser immediately upon having a reasonable basis for believing that the Contracts have ceased to be so treated or that they might not be so treated in the future. In addition, ALIAC represents and warrants that the Account is a "segregated asset account" and that interests in the Account are offered exclusively through the purchase of or transfer into a "variable contract" within the meaning of such terms under
Section 817 of the Code and the regulations thereunder. ALIAC will use every effort to continue to meet such definitional requirements, and it will notify the Fund, the Distributor and the Adviser immediately upon having a reasonable basis for believing that such requirements have ceased to

                                       8

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be met or that they might not be met in the future. ALIAC represents and warrants that it will not purchase Fund shares with assets derived from tax-qualified retirement plans except, indirectly, through Contracts purchased in connection with such plans.

             ARTICLE III. Prospectuses and Proxy Statements; Voting
                          -----------------------------------------

         3 .1. At least annually, the Adviser or Distributor shall provide ALIAC with as many copies of the Fund's current prospectus for the Designated Portfolio(s) as ALIAC may reasonably request for marketing purposes (including distribution to Contractowners with respect to new sales of a Contract), with expenses to be borne in accordance with Schedule C hereof. If requested by ALIAC in lieu thereof, the Adviser, Distributor or Fund shall provide such documentation (including a camera-ready copy and computer diskette of the current prospectus for the Designated Portfolio(s)) and other assistance as is reasonably necessary in order for ALIAC once each year (or more frequently if the prospectuses for the Designated Portfolio(s) are amended) to have the prospectus for the Contracts and the Fund's prospectus for the Designated Portfolio(s) printed together in one document. The Fund and Adviser agree that the prospectus (and semi-annual and annual reports) for the Designated Portfolio(s) will describe only the Designated Portfolio(s) and will not name or describe any other portfolios or series that may be in the Fund unless required by law.

         3.2. If applicable state or federal laws or regulations require that the Statement of Additional Information ("SAI") for the Fund be distributed to all Contractowners, then the Fund, Distributor and/or the Adviser shall provide ALIAC with copies of the Fund's SAI or documentation thereof for the Designated Portfolio(s) in such quantities, with expenses to be borne in accordance with Schedule C hereof, as ALIAC may reasonably require to permit timely distribution thereof to Contractowners. The Adviser, Distributor and/or the Fund shall also provide SAIs to any Contractowner or prospective owner who requests such SAI from the Fund.

         3.3. The Fund, Distributor and/or Adviser shall provide ALIAC with copies of the Fund's proxy material, reports to stockholders and other communications to stockholders for the Designated Portfolio(s) in such quantity, with expenses to be borne in accordance with Schedule C hereof, as ALIAC may reasonably require to permit timely distribution thereof to Contractowners.

         3.4. It is understood and agreed that, except with respect to information regarding ALIAC provided in writing by that party, ALIAC shall not be responsible for the content of the prospectus or SAI for the Designated Portfolio(s). It is also understood and agreed that, except with respect to information regarding the Fund, the Distributor, the Adviser or the Designated Portfolio(s) provided in writing by the Fund, the Distributor or the Adviser, neither the Fund, the Distributor nor Adviser are responsible for the content of the prospectus or SAI for the Contracts.

         3.5.  If and to the extent required by law ALIAC shall:

               (a)  solicit voting instructions from Contractowners;

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               (b)  vote the Designated Portfolio(s) shares held in the Account in accordance with instructions received from Contractowners; and

               (c) vote Designated Portfolio shares held in the Account for which no instructions have been received in the same proportion as Designated Portfolio(s) shares for which instructions have been received from Contractowners, so long as and to the extent that the SEC continues to interpret the 1940 Act to require pass-through voting privileges for variable contract owners. ALIAC reserves the right to vote Fund shares held in any segregated asset account in its own right, to the extent permitted by law.

         3.6. ALIAC shall be responsible for assuring that each of its separate accounts holding shares of a Designated Portfolio calculates voting privileges as directed by the Fund and agreed to by ALIAC and the Fund. The Fund agrees to promptly notify ALIAC of any changes of interpretations or amendments of the Mixed and Shared Funding Exemptive Order.

         3.7. The Fund will comply with all provisions of the 1940 Act requiring voting by shareholders, and in particular the Fund will either provide for annual meetings (except insofar as the SEC may interpret Section 16 of the 1940 Act not to require such meetings) or, as the Fund currently intends, comply with
Section 16(c) of the 1940 Act (although the Fund is not one of the trusts described in Section 16(c) of that Act) as well as with Sections 16(a) and, if and when applicable, 16(b). Further, the Fund will act in accordance with the SEC's interpretation of the requirements of Section 16(a) with respect to periodic elections of directors or trustees and with whatever rules the SEC may promulgate with respect thereto.

                   ARTICLE IV. Sales Material and Information.
                               ------------------------------

         4.1. ALIAC shall furnish, or shall cause to be furnished, to the Fund or its designee, a copy of each piece of sales literature or other promotional material that ALIAC develops or proposes to use and in which the Fund (or a Portfolio thereof), its Adviser or one of its subadvisers or the Distributor is named in connection with the Contracts, at least five (5) Business Days prior to its use. No such material shall be used if the Fund objects to such use within three (3) Business Days after receipt of such material.

         4.2. ALIAC shall not give any information or make any representations or statements on behalf of the Fund in connection with the sale of the Contracts other than the information or representations contained in the registration statement, including the prospectus or SAI for the Fund shares, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by the Fund, Distributor or Adviser, except with the permission of the Fund, Distributor or Adviser.

         4.3. The Fund or the Adviser shall furnish, or shall cause to be furnished, to ALIAC, a copy of each piece of sales literature or other promotional material in which ALIAC and/or its separate account(s) is named at least five (5) Business Days prior to its use. No such material shall be used if ALIAC objects to such use within three (3) Business Days after receipt of such material.

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         4.4. The Fund, the Distributor and the Adviser shall not give any information or make any representations on behalf of ALIAC or concerning ALIAC, the Account, or the Contracts other than the information or representations contained in a registration statement, including the prospectus or SAI for the Contracts, as the same may be amended or supplemented from time to time, or in sales literature or other promotional material approved by ALIAC or its designee, except with the permission of ALIAC.

         4.5. The Fund will provide to ALIAC at least one complete copy of all registration statements, prospectuses, SAIs, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Designated Portfolio(s) contemporaneously with the filing of such document(s) with the SEC, NASD, or other regulatory authority.

         4.6. ALIAC will provide to the Fund at least one complete copy of all registration statements, prospectuses, SAIs, reports, solicitations for voting instructions, sales literature and other promotional materials, applications for exemptions, requests for no-action letters, and all amendments to any of the above, that relate to the Contracts or the Account, contemporaneously with the filing of such document(s) with the SEC, NASD, or other regulatory authority.

         4.7. For purposes of Articles IV and VIII, the phrase "sales literature and other promotional material" includes, but is not limited to, advertisements (such as material published, or designed for use in, a newspaper, magazine, or other periodical, radio, television, telephone or tape recording, videotape display, signs or billboards, motion pictures, or other public media; e.g., on-line networks such as the Internet or other electronic media), sales literature (i.e., any written communication distributed or made generally available to customers or the public, including brochures, circulars, research reports, market letters, form letters, seminar texts, reprints or excerpts of any other advertisement, sales literature, or published article), educational or training materials or other communications distributed or made generally available to some or all agents or employees, and shareholder reports, and proxy materials (including solicitations for voting instructions) and any other material constituting sales literature or advertising under the NASD rules, the 1933 Act or the 1940 Act.

         4.8. At the request of any party to this Agreement, each other party will make available to the other party's independent auditors and/or representative of the appropriate regulatory agencies, all records, data and access to operating procedures that may be reasonably requested in connection with compliance and regulatory requirements related to this Agreement or any party's obligations under this Agreement.

                          ARTICLE V. Fees and Expenses
                                     -----------------

         5.1. The Fund and the Adviser shall pay no fee or other compensation to ALIAC under this Agreement, and ALIAC shall pay no fee or other compensation to the Fund or Adviser under this Agreement, although the parties hereto will bear certain expenses in accordance with Schedule C, Articles 111, V, and other provisions of this Agreement.

         5.2. All expenses incident to performance by the Fund, the Distributor and the Adviser under this Agreement shall be paid by the appropriate party, as further provided in Schedule C.

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The Fund shall see to it that all shares of the Designated Portfolio(s) are registered and authorized for issuance in accordance with applicable federal law and, if and to the extent required, in accordance with applicable state laws prior to their sale.

         5.3. The parties shall bear the expenses of routine annual distribution (mailing costs) of the Fund's prospectus and distribution (mailing costs) of the Fund's proxy materials and reports to owners of Contracts offered by ALIAC in accordance with Schedule C.

                 ARTICLE VI. Diversification and Qualification.
                             ---------------------------------

         6.1. The Fund, the Distributor and the Adviser represent and warrant that the Fund will at all times sell its shares and invest its assets in such a manner as to ensure that the Contracts will be treated as annuity contracts under the Code, and the regulations issued thereunder. Without limiting the scope of the foregoing, the Fund, Distributor and Adviser represent and warrant that the Fund and each Designated Portfolio thereof will at all times comply with Section 817(h) of the Code and Treasury Regulation ss.1.817-5, as amended from time to time, and any Treasury interpretations thereof, relating to the diversification requirements for variable annuity, endowment, or life insurance contracts and any amendments or other modifications or successor provisions to such Section or Regulations. The Fund, the Distributor and the Adviser agree that shares of the Designated Portfolio(s) will be sold only to Participating Insurance Companies and their separate accounts and to Qualified Plans.

         6.2. No shares of any Designated Portfolio of the Fund will be sold to the general public.

         6.3. The Fund, the Distributor and the Adviser represent and warrant that the Fund and each Designated Portfolio is currently qualified as a Regulated Investment Company under Subchapter M of the Code, and that each Designated Portfolio will maintain such qualification (under Subchapter M or any successor or similar provisions) as long as this Agreement is in effect.

         6.4. The Fund, Distributor or Adviser will notify ALIAC immediately upon having a reasonable basis for believing that the Fund or any Designated Portfolio has ceased to comply with the aforesaid Section 817(h) diversification or Subchapter M qualification requirements or might not so comply in the future.

         6.5. Without in any way limiting the effect of Sections 8.2, 8.3 and
8.4 hereof and with- out in any way limiting or restricting any other remedies available to ALIAC, the Adviser or Distributor will pay all costs associated with or arising out of any failure, or any anticipated or reasonably foreseeable failure, of the Fund or any Designated Portfolio to comply with Sections 6.1, 6.2, or 6.3 hereof, including all costs associated with reasonable and appropriate corrections or responses to any such failure; such costs may include, but are not limited to, the costs involved in creating, organizing, and registering a new investment company as a funding medium for the Contracts and/or the costs of obtaining whatever regulatory authorizations are required to substitute shares of another investment company for those of the failed Portfolio (including but not limited to an order pursuant to Section 26(b) of the 1940 Act).

         6.6. ALIAC agrees that if the Internal Revenue Service ("IRS") asserts in writing in connection with any governmental audit or review of ALIAC or to ALIAC's knowledge, of any Contractowner that any Designated Portfolio has failed to comply with the diversification requirements of Section 817(h) of the Code or ALIAC otherwise becomes aware of any facts that could give rise to any claim against the Fund, Distributor or Adviser as a result of such a failure or alleged failure:

          (a) ALIAC shall promptly notify the Fund, the Distributor and the Adviser of such such assertion or potential claim;

          (b) ALIAC shall consult with the Fund, the Distributor and the Adviser as to how to minimize any liability that may arise as a result of such failure or alleged failure;

          (c) ALIAC shall use its best efforts to minimize any liability of the Fund, the Distributor and the Adviser resulting from such failure, including, without limitation, demonstrating, pursuant to Treasury Regulations, Section 1.817-5(a)(2), to the commissioner of the IRS that such failure was inadvertent;

          (d) any written materials to be submitted by ALIAC to the IRS, any Contractowner or any other claimant in connection with any of the foregoing proceedings or contests (including, without limitation, any such materials to be submitted to the IRS pursuant to Treasury Regulations, Section 1.817-5(a)(2)) shall be provided by ALIAC to the Fund, the Distributor and the Adviser (together with any supporting information or analysis) within at least two (2) business days prior to submission;

          (e) ALIAC shall provide the Fund, the Distributor and the Adviser with such cooperation as the Fund, the Distributor and the Adviser shall reasonably request (including, without limitation, by permitting the Fund, the Distributor and the Adviser to review the relevant books and records of ALIAC in order to facilitate review by the Fund, the Distributor and the Adviser of any written submissions provided to it or its assessment of the validity or amount of any claim against it arising from such failure or alleged failure;

          (f) ALIAC shall not with respect to any claim of the IRS or any Contractowner that would give rise to a claim against the Fund, the Distributor and the Adviser (i) compromise or settle any claim, (ii) accept any adjustment on audit, or (iii) forego any allowable administrative or judicial appeals, without the express written consent of the Fund, the Distributor and the Adviser, which shall not be unreasonably withheld; provided that, ALIAC shall not be required to appeal any adverse judicial decision unless the Fund and the Adviser shall have provided an opinion of independent counsel to the effect that a reasonable basis exists for taking such appeal; and further provided that the Fund, the Distributor and the Adviser shall bear the costs and expenses, including reasonable attorney's fees, incurred by ALIAC in complying with this clause (f).

         ARTICLE VII. Potential Conflicts and Compliance With Mixed and
                      Shared Funding Exemptive Order
                      ------------------------------

         7.1. The Board will monitor the Fund for the existence of any material irreconcilable conflict between the interests of the contract owners of all separate accounts investing in the Fund. An irreconcilable material conflict may arise for a variety of reasons, including: (a) an action by any state insurance regulatory authority; (b) a change in applicable federal or state insurance, tax, or securities laws or regulations, or a public ruling, private letter ruling, no-action or interpretative letter, or any similar action by insurance, tax, or securities regulatory authorities; (c) an administrative or judicial decision in any relevant proceeding; (d) the manner in which the investments of any Designated Portfolio are being managed; (e) a difference in voting instructions given by variable annuity contract and variable life insurance contract owners or by contract owners of different Participating Insurance Companies; or (f) a decision by a Participating Insurance Company to disregard the voting instructions of contract owners. The Board shall promptly inform ALIAC if it determines that an irreconcilable material conflict exists and the implications thereof.

         7.2. ALIAC will report any potential or existing conflicts of which it is aware to the Board. ALIAC will assist the Board in carrying out its responsibilities under the Mixed and Shared Funding Exemptive Order, by providing the Board with all information reasonably necessary for the Board to consider any issues raised. This includes, but is not limited to, an obligation by ALIAC to inform the Board whenever contract owner voting instructions are to be disregarded. Such responsibilities shall be carried out by ALIAC with a view only to the interests of its Contractowners.

         7.3. If it is determined by a majority of the Board, or a majority of its directors who are not interested persons of the Fund, the Distributor, the Adviser or any sub-adviser to any of the Designated Portfolios (the "Independent Directors"), that a material irreconcilable conflict exists, ALIAC and other Participating Insurance Companies shall, at their expense and to the extent reasonably practicable (as determined by a majority of the Independent Directors), take whatever steps are necessary to remedy or eliminate the irreconcilable material conflict, up to and including: (1) withdrawing the assets allocable to some or all of the separate accounts from the Fund or any Designated Portfolio and reinvesting such assets in a different investment medium, including (but not limited to) another portfolio of the Fund, or submitting the question whether such segregation should be implemented to a vote of all affected contact owners and, as appropriate, segregating the assets of any appropriate group (i.e., annuity contract owners, life insurance contract owners, or variable contract owners of one or more Participating Insurance Companies) that votes in favor of such segregation, or offering to the affected contract owners the option of making such a change; and (2) establishing a new registered management investment company or managed separate account.

         7.4. If a material irreconcilable conflict arises because of a decision by ALIAC to disregard Contractowner voting instructions and that decision represents a minority position or would preclude a majority vote, ALIAC may be required, at the Fund's election, to withdraw the Account's investment in the Fund and terminate this Agreement; provided, however that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the Independent Directors. Any such withdrawal and termination must take place within six (6) months after the Fund gives written notice that this provision is being implemented, and until the end of that six month period the Adviser, the Distributor and the Fund shall continue to accept and implement orders by ALIAC for the purchase (and redemption) of shares of the Fund.

         7.5. If a material irreconcilable conflict arises because a particular state insurance regulator's decision applicable to ALIAC conflicts with the majority of other state regulators, then ALIAC will withdraw the Account's investment in the Fund and terminate this Agreement within six months after the Board informs ALIAC in writing that it has determined that such decision has created an irreconcilable material conflict; provided, however, that such withdrawal and termination shall be limited to the extent required by the foregoing material irreconcilable conflict as determined by a majority of the disinterested members of the Board. Until the end of the foregoing six month period, the Fund shall continue to accept and implement orders by ALIAC for the purchase (and redemption) of shares of the Fund.

         7.6. For purposes of Sections 7.3 through 7.6 of this Agreement, a majority of the disinterested members of the Board shall determine whether any proposed action adequately remedies any irreconcilable material conflict, but in no event will the Fund be required to establish a new funding medium for the Contracts. ALIAC shall not be required by Section 7.3 to establish a new funding medium for the Contracts if an offer to do so has been declined by vote of a majority of Contractowners affected by the irreconcilable material conflict. In the event that the Board determines that any proposed action does not adequately remedy any irreconcilable material conflict, then ALIAC will withdraw the Account's investment in the Fund and terminate this Agreement within six (6) months after the Board informs ALIAC in writing of the foregoing determination; provided, however, that such withdrawal and termination shall be limited to the extent required by any such material irreconcilable conflict as determined by a majority of the Independent Directors.

         7.7. If and to the extent that Rule 6e-2 and Rule 6e-3(T) are amended, or Rule 6e-3 is adopted, to provide exemptive relief from any provision of the 1940 Act or the rules promulgated thereunder with respect to mixed or shared funding (as defined in the Mixed and Shared Funding Exemptive Order) on terms and conditions materially different from those contained in the Mixed and Shared Funding Exemptive Order, then (a) the Fund and/or the Participating Insurance Companies, as appropriate, shall take such steps as may be necessary to comply with Rules 6e-2 and 6e-3(T), as amended, and Rule 6e-3, as adopted, to the extent such rules are applicable; and (b) Sections 3.5, 3.6, 3.7, 7.1, 7.2, 7.3, 7.4, and 7.5 of this Agreement shall continue in effect only to the extent that terms and conditions substantially identical to such Sections are contained in such Rule(s) as so amended or adopted.

                          ARTICLE VIII. Indemnification
                                        ---------------

         8.1.  Indemnification by ALIAC
               ------------------------

          (a) ALIAC agrees to indemnify and hold harmless the Fund, the Distributor and the Adviser and each of their respective officers and directors or trustees and each person, if any, who controls the Fund, Distributor or Adviser within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.1) against any and all losses, claims, expenses, damages and liabilities (including-amounts paid in settlement with the written consent of ALIAC) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages or liabilities (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

               (i) arise out of or are based upon any untrue statements or alleged untrue statements of any material fact contained in the registration statement or prospectus or SAI covering the Contracts or contained in the Contracts or sales literature or other promotional material for the Contracts (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to ALIAC by or on behalf of the Adviser, Distributor or Fund for use in the registration statement or prospectus for the Contracts or in the Contracts or sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

               (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus or sales literature or other promotional material of the Fund not supplied by ALIAC or persons under its control) or wrongful conduct of ALIAC or persons under its control, with respect to the sale or distribution of the Contracts or Fund Shares; or

               (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material of the Fund, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if such a statement or omission was made in reliance upon information furnished in writing to the Fund by or on behalf of ALIAC; or

               (iv) arise as a result of any failure by ALIAC to provide the services and furnish the materials under the terms of this Agreement; or

               (iv) arise out of or result from any material breach of any representation and/or warranty made by ALIAC in this Agreement or arise out of or result from any other material breach of this Agreement by ALIAC, including without limitation Section 2.10 and
          Section 6.6 hereof,

as limited by and in accordance with the provisions of Sections 8.1(b) and 8.1(c) hereof.

               (b) ALIAC shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

               (c) ALIAC shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified ALIAC in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify ALIAC of any such claim shall not relieve ALIAC from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that ALIAC has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties ALIAC shall be entitled to participate, at its own expense, in the defense of such action. ALIAC also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from ALIAC to such party of ALIAC's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and ALIAC will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

               (d) The Indemnified Parties will promptly notify ALIAC of the commencement of any litigation or proceedings against them in connection with the issuance or sale of the Fund Shares or the Contracts or the operation of the Fund.

               8.2.   Indemnification by the Adviser.
                      ------------------------------

               (a) The Adviser agrees to indemnify and hold harmless ALIAC and its directors and officers and each person, if any, who controls ALIAC within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.2) against any and all losses, claims, expenses, damages, liabilities (including amounts paid in settlement with the written consent of the Adviser) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and:

                    (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund prepared by the Fund, the Distributor or the Adviser (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the

               Adviser, the Distributor or the Fund by or on behalf of ALIAC for use in the registration statement, prospectus or SAI for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or the Fund shares; or

                    (ii) arise out of or as a result of statements or
               representations (other than statements or representations contained in the registration statement, prospectus, SAI or sales literature or other promotional material for the Contracts not supplied by the Adviser or persons under its control) or wrongful conduct of the Fund, the Distributor or the Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

                    (iii) arise out of any untrue statement or alleged untrue
               statement of a material fact contained in a registration statement, prospectus, SAI, or sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to ALIAC by or on behalf of the Adviser, the Distributor or the Fund; or

                    (iv) arise as a result of any failure by the Fund, the
               Distributor or the Adviser to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

                    (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund, the Distributor or the Adviser in this Agreement or arise out of or result from any other material breach of this Agreement by the Adviser, the Distributor or the Fund; or

                    (vi) arise out of or result from the incorrect or untimely calculation or reporting by the Fund, the Distributor or the Adviser of the daily net asset value per share (subject to Section 1.10 of this Agreement) or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 8.2(b) and 8.2(c) hereof. This indemnification is in addition to and apart from the responsibilities and obligations of the Adviser specified in Article VI hereof.

         (b) The Adviser shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

         (c) The Adviser shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Adviser in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Adviser of any such claim shall not relieve the Adviser from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Adviser has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Adviser will be entitled to participate, at its own expense, in the defense thereof. The Adviser also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Adviser to such party of the Adviser's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Adviser will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         (d) ALIAC agrees promptly to notify the Adviser of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

         8.3.  Indemnification By the Fund.
               ---------------------------

         (a) The Fund agrees to indemnify and hold harmless ALIAC and its directors and officers and each person, if any, who controls ALIAC within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.3) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Fund) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may be required to pay or become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, expenses, damages, liabilities or expenses (or actions in respect thereof) or settlements, are related to the operations of the Fund and:

          (i) arise as a result of any failure by the Fund to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in Article VI of this Agreement); or

          (ii) arise out of or result from any material breach of any representation and/or warranty made by the Fund in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund; or

          (iii) arise out of or result from the incorrect or untimely calculation or reporting of the daily net asset value per share (subject to Section 1.10 of this Agreement) or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 8.3(b) and 8.3(c) hereof.

         (b) The Fund shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance of such Indemnified Party's duties or by reason of such Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

         (c) The Fund shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Fund in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Fund of any such claim shall not relieve it from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Fund has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Fund will be entitled to participate, at its own expense, in the defense thereof. The Fund shall also be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Fund to such party of the Fund's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Fund will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         (d) ALIAC agrees promptly to notify the Fund of the commencement of any litigation or proceeding against itself or any of its respective officers or directors in connection with the Agreement, the issuance or sale of the Contracts, the operation of the Account, or the sale or acquisition of shares of the Fund.

         8.4.  Indemnification by the Distributor.
               ----------------------------------

         (a) The Distributor agrees to indemnify and hold harmless ALIAC and its directors and officers and each person, if any, who controls ALIAC within the meaning of Section 15 of the 1933 Act (collectively, the "Indemnified Parties" for purposes of this Section 8.4) against any and all losses, claims, expenses, damages and liabilities (including amounts paid in settlement with the written consent of the Distributor) or litigation (including reasonable legal and other expenses) to which the Indemnified Parties may become subject under any statute or regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses (or actions in respect thereof) or settlements are related to the sale or acquisition of the Fund's shares or the Contracts and;

          (i) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or prospectus or SAI or sales literature or other promotional material of the Fund prepared by the Fund, Adviser or Distributor (or any amendment or supplement to any of the foregoing), or arise out of or are based upon the omission or the alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that this Agreement to indemnify shall not apply as to any Indemnified Party if such statement or omission or such alleged statement or omission was made in reliance upon and in conformity with information furnished in writing to the Adviser, the Distributor or Fund by or on behalf of ALIAC for use in the registration statement or SAI or prospectus for the Fund or in sales literature or other promotional material (or any amendment or supplement to any of the foregoing) or otherwise for use in connection with the sale of the Contracts or Fund shares; or

          (ii) arise out of or as a result of statements or representations (other than statements or representations contained in the registration statement, prospectus, SAI, sales literature or other promotional material for the Contracts not supplied by the Distributor or persons under its control) or wrongful conduct of the Fund, the Distributor or Adviser or persons under their control, with respect to the sale or distribution of the Contracts or Fund shares; or

          (iii) arise out of any untrue statement or alleged untrue statement of a material fact contained in a registration statement, prospectus, SAI, sales literature or other promotional material covering the Contracts, or any amendment thereof or supplement thereto, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, if such statement or omission was made in reliance upon information furnished in writing to ALIAC by or on behalf of the Adviser, the Distributor or Fund; or

          (iv) arise as a result of any failure by the Fund, Adviser or Distributor to provide the services and furnish the materials under the terms of this Agreement (including a failure, whether unintentional or in good faith or otherwise, to comply with the diversification and other qualification requirements specified in
          Article VI of this Agreement); or

          (v) arise out of or result from any material breach of any representation and/or warranty made by the Fund, Adviser or Distributor in this Agreement or arise out of or result from any other material breach of this Agreement by the Fund, Adviser or Distributor; or

          (vi) arise out of or result from the incorrect or untimely calculation or reporting of the daily net asset value per share (subject to Section 1.10 of this Agreement) or dividend or capital gain distribution rate;

as limited by and in accordance with the provisions of Sections 8.4(b) and 8.4(c) hereof. This indemnification is in addition to and apart from the responsibilities and obligations of the Distributor specified in Article VI hereof.

         (b) The Distributor shall not be liable under this indemnification provision with respect to any losses, claims, expenses, damages, liabilities or litigation to which an Indemnified Party would otherwise be subject by reason of such Indemnified Party's willful misfeasance, bad faith, or negligence in the performance or such Indemnified Party's duties or by reason of such

Indemnified Party's reckless disregard of obligations or duties under this Agreement or to any of the Indemnified Parties.

         (c) The Distributor shall not be liable under this indemnification provision with respect to any claim made against an Indemnified Party unless such Indemnified Party shall have notified the Distributor in writing within a reasonable time after the summons or other first legal process giving information of the nature of the claim shall have been served upon such Indemnified Party (or after such Indemnified Party shall have received notice of such service on any designated agent), but failure to notify the Distributor of any such claim shall not relieve the Distributor from any liability which it may have to the Indemnified Party against whom such action is brought otherwise than on account of this indemnification provision, except to the extent that the Distributor has been prejudiced by such failure to give notice. In case any such action is brought against the Indemnified Parties, the Distributor will be entitled to participate, at its own expense, in the defense thereof. The Distributor also shall be entitled to assume the defense thereof, with counsel satisfactory to the party named in the action. After notice from the Distributor to such party of the Distributor's election to assume the defense thereof, the Indemnified Party shall bear the fees and expenses of any additional counsel retained by it, and the Distributor will not be liable to such party under this Agreement for any legal or other expenses subsequently incurred by such party independently in connection with the defense thereof other than reasonable costs of investigation.

         (d) ALIAC agrees to promptly notify the Distributor of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of the Contracts or the operation of the Account.

                           ARTICLE IX. Applicable Law.
                                       --------------

         9.1. This Agreement shall be construed and the provisions hereof interpreted under and in accordance with the laws of the State of New Jersey, without regard to the New Jersey Conflict of Laws provisions.

         9.2. This Agreement shall be subject to the provisions of the 1933, 1934 and 1940 Acts, and the rules and regulations and rulings thereunder, including such exemptions from those statutes, rules and regulations as the SEC may grant (including, but not limited to, the Mixed and Shared Funding Exemptive Order) and the terms hereof shall be interpreted and construed in accordance therewith.

                             ARTICLE X. Termination.
                                        -----------

         10.1.  This Agreement shall terminate:

         (a) at the option of any party, with or without cause, with respect to some or all Designated Portfolios, upon sixty (60) days advance written notice delivered to the other parties; provided, however, that such notice shall not be given earlier than six (6) months following the date of this Agreement; or

         (b) at the option of ALIAC by written notice to the other parties with respect to any Designated Portfolio based upon ALIAC's determination that shares of such Designated Portfolio are not reasonably available to meet the requirements of the Contracts; or

         (c) at the option of ALIAC by written notice to the other parties with respect to any Designated Portfolio in the event any of the Designated Portfolio's shares are not registered, issued or sold in accordance with applicable state and/or federal law or such law precludes the use of such shares as the underlying investment media of the Contracts issued or to be issued by ALIAC; or

         (d) at the option of the Fund, Distributor or Adviser in the event that formal administrative proceedings are instituted against ALIAC by the NASD, the SEC, the Insurance Commissioner or like official of any state or any other regulatory body regarding ALIAC's duties under this Agreement or related to the sale of the Contracts, the operation of any Account, or the purchase of the Fund shares, if, in each case, the Fund, Distributor or Adviser, as the case may be, reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of ALIAC to perform its obligations under this Agreement; or

         (e) at the option of ALIAC in the event that formal administrative proceedings are instituted against the Fund, the Distributor or the Adviser by the NASD, the SEC, or any state securities or insurance department or any other regulatory body, if ALIAC reasonably determines in its sole judgment exercised in good faith, that any such administrative proceedings will have a material adverse effect upon the ability of the Fund, the Distributor or the Adviser to perform their obligations under this Agreement; or

         (f) at the option of ALIAC by written notice to the Fund with respect to any Designated Portfolio if ALIAC reasonably believes that the Designated Portfolio will fail to meet the Section 817(h) diversification requirements or Subchapter M qualifications specified in Article VI hereof; or

         (g) at the option of either the Fund, the Distributor or the Adviser, if (i) the Fund, Distributor or Adviser, respectively, shall determine, in its sole judgment reasonably exercised in good faith, that ALIAC has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on ALIAC's ability to perform its obligations under this Agreement, (ii) the Fund, Distributor or Adviser notifies ALIAC of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by ALIAC and any other changes in circumstances since the giving of such a notice, the determination of the Fund, Distributor or Adviser shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

     (h) at the option of ALIAC if (i) ALIAC shall determine, in its sole judgment reasonably exercised in good faith, that the Fund, Distributor or Adviser has suffered a material adverse change in its business or financial condition or is the subject of material adverse publicity and that material adverse change or publicity will have a material adverse impact on the Fund's, Distributor's or Adviser's ability to perform its obligations under this Agreement, (ii)

ALIAC notifies the Fund, Distributor or Adviser, as appropriate, of that determination and its intent to terminate this Agreement, and (iii) after considering the actions taken by the Fund, Distributor or Adviser and any other changes in circumstances since the giving of such a notice, the determination of ALIAC shall continue to apply on the sixtieth (60th) day following the giving of that notice, which sixtieth day shall be the effective date of termination; or

         (i) at the option of any non-defaulting party hereto in the event of a material breach of this Agreement by any party hereto (the "defaulting party") other than as described in Section 10.1(a)-(j); provided, that the non-defaulting party gives written notice thereof to the defaulting party, with copies of such notice to all other non-defaulting parties, and if such breach shall not have been remedied within thirty (30) days after such written notice is given, then the non-defaulting party giving such written notice may terminate this Agreement by giving thirty (30) days written notice of termination to the defaulting party; or

          (j) at any time upon written agreement of all parties to this Agreement.

          10.2 Notice Requirement. No termination of this Agreement shall be effective unless and until the ------------------ party terminating this Agreement gives prior written notice to all other parties of its intent to terminate, which notice shall set forth the basis for the termination. Furthermore,

         (a) in the event any termination is based upon the provisions of
Article VII, or the provisions of Section 10.1(a), 10.1(g) or 10.1(h) of this Agreement, the prior written notice shall be given in advance of the effective date of termination as required by those provisions unless such notice period is shortened by mutual written agreement of the parties;

         (b) in the event any termination is based upon the provisions of
Section 10.1(d), 10.1 (e) or 10.1(i) of this Agreement, the prior written notice shall be given at least sixty (60) days before the effective date of termination; and

         (c) in the event any termination is based upon the provisions of Section. 10.1(b), 10.1 (c) or 10.1(f), the prior written notice shall be given in advance of the effective date of termination, which date shall be determined by the party sending the notice.

         10.3. Effect of Termination. Notwithstanding any termination of this Agreement, other than as a result of a failure by either the Fund or ALIAC to meet Section 817(h) of the Code diversification requirements, the Fund, the Distributor and the Adviser shall, at the option of ALIAC, continue to make available additional shares of the Designated Portfolio(s) pursuant to the terms and conditions of this Agreement, for all Contracts in effect on the effective date of termination of this Agreement (hereinafter referred to as "Existing Contracts"). Specifically, without limitation, the owners of the Existing Contracts shall be permitted to reallocate investments in the Designated Portfolio(s), redeem investments in the Designated Portfolio(s) and/or invest in the Designated Portfolio(s) upon the making of additional purchase payments under the Existing Contracts. The parties agree that this Section 10.3 shall not apply to any terminations under Article VII and the effect of such Article VII terminations shall be governed by Article VII of this Agreement.

         10.4. Surviving Provisions. Notwithstanding any termination of this Agreement, each party's obligations under Article VIII to indemnify other parties shall survive and not be affected by any termination of this Agreement. In addition, with respect to Existing Contracts, all provisions of this Agreement shall also survive and not be affected by any termination of this Agreement.

                              ARTICLE XI. Notices.
                                          --------

         Any notice shall be sufficiently given when sent by registered or certified mail to the other party at the address of such party set forth below or at such other address as such party may from time to time specify in writing to the other parties.

If to the Fund:
         The Prudential Series Fund, Inc.
         Gateway Center Three
         100 Mulberry Street, 4th Floor
         Newark, NJ   07102-4077
         Attention:  Secretary

If to the Adviser:
         Prudential Investments Fund Management LLC
         100 Mulberry Street
         Gateway Center Three
         Newark, NJ   07102
         Attention:  Secretary

If to the Distributor:
         Prudential Investment Management Services LLC
         Gateway Center Three
         100 Mulberry Street, 14th Floor
         Newark, NJ   07102-4077
         Attention:  Secretary

If to ALIAC:
         Aetna Life Insurance and Annuity Company
         151 Farmington Avenue, TS31
         Hartford, CT  06158
         Attention:  Counsel

                           ARTICLE XII. Miscellaneous.
                                        -------------

         12.1. Subject to the requirements of legal process and regulatory authority, each party hereto shall treat as confidential the names and addresses of the owners of the Contracts and all information reasonably identified as confidential in writing by any other party hereto and, except as permitted by this Agreement, shall not disclose, disseminate or utilize such names and addresses and other confidential information without the express written consent of the affected party until such time as such information may come into the public domain. Without limiting the foregoing, no party hereto shall disclose any information that another party has designated as proprietary.

         12.2. The captions in this Agreement are included for convenience of reference only and in no way define or delineate any of the provisions hereof or otherwise affect their construction or effect.

         12.3. This Agreement may be executed simultaneously in two or more counterparts, each of which taken together shall constitute one and the same instrument.

         12.4. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of the Agreement shall not be affected thereby.

         12.5. Each party hereto shall cooperate with each other party and all appropriate governmental authorities (including without limitation the SEC, the NASD and state insurance regulators) and shall permit such authorities reasonable access to its books and records in connection with any investigation or inquiry relating to this Agreement or the transactions contemplated hereby. Notwithstanding the generality of the foregoing, each party hereto further agrees to furnish the Connecticut Commissioner of Insurance with any information or reports in connection with services provided under this Agreement which such Commissioner may request in order to ascertain whether the variable annuity operations of ALIAC are being conducted in a manner consistent with the Connecticut Variable Annuity Regulations and any other applicable law or regulations.

         12.6. Any controversy or claim arising out of or relating to this Agreement, or breach thereof, shall be settled by arbitration in a forum jointly selected by the relevant parties (but if applicable law requires some other forum, then such other forum) in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the arbitrators may be entered in any court having jurisdiction thereof.

         12.7. The rights, remedies and obligations contained in this Agreement are cumulative and are in addition to any and all rights, remedies and obligations, at law or in equity, which the parties hereto are entitled to under state and federal laws.

         12.8. This Agreement or any of the rights and obligations hereunder may not be assigned by any party without the prior written consent of all parties hereto.

         12.9. ALIAC agrees that the obligations assumed by the Fund, Distributor and the Adviser pursuant to this Agreement shall be limited in any case to the Fund, Distributor and Adviser and their respective assets and ALIAC shall not seek satisfaction of any such obligation from the shareholders of the Fund, Distributor or the Adviser, the Directors, officers, employees or agents of the Fund, Distributor or Adviser, or any of them.

         12.10. The Fund, the Distributor and the Adviser agree that the obligations assumed by ALIAC pursuant to this Agreement shall be limited in any case to ALIAC and its assets and neither the Fund, Distributor nor Adviser shall seek satisfaction of any such obligation from the shareholders of ALIAC, the directors, officers, employees or agents of ALIAC, or any of them.

         12.11. No provision of this Agreement may be deemed or construed to modify or supersede any contractual rights, duties, or indemnifications, as between the Adviser and the Fund, and the Distributor and the Fund.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed in its name and on its behalf by its duly authorized representative and its seal to be hereunder affixed hereto as of the date specified below.

AETNA LIFE INSURANCE AND ANNUITY COMPANY

By its authorized Officer,

------------ ------------------------------------------------------------
By:          /s/  Laurie M. Tillinghast
------------ ------------------------------------------------------------
Title:       Vice President
------------ ------------------------------------------------------------
Date:        April 27, 2001
------------ ------------------------------------------------------------


THE PRUDENTIAL SERIES FUND, INC.

By its authorized Officer,

------------ ------------------------------------------------------------
By:          /s/  Robert Gunia
------------ ------------------------------------------------------------
Title:       Vice President
------------ ------------------------------------------------------------
Date:        April 27, 2001
------------ ------------------------------------------------------------


Prudential Investments Fund Management LLC

By its authorized Officer,

------------ ------------------------------------------------------------
By:          /s/  Robert Gunia
------------ ------------------------------------------------------------
Title:       Executive Vice President
------------ ------------------------------------------------------------
Date:        April 27, 2001
------------ ------------------------------------------------------------


PRUDENTIAL INVESTMENT MANAGEMENT SERVICES LLC

By its authorized Officer,

------------ ------------------------------------------------------------
By:          /s/  Robert Gunia
------------ ------------------------------------------------------------
Title:       President
------------ ------------------------------------------------------------
Date:        April 27, 2001
------------ ------------------------------------------------------------

                                   SCHEDULE A

Accounts
--------
Variable Annuity Account B of Aetna Life Insurance and Annuity Company

Contracts
---------
All Deferred Variable Annuity Contracts Issued by Variable Annuity Account B of Aetna Life Insurance and Annuity Company.

                                   SCHEDULE B

Designated Portfolio(s)
-----------------------
Prudential Series Fund, Inc. - Prudential Jennison Portfolio (Class II) Prudential Series Fund, Inc. - SP Jennison International Growth Portfolio
                                 (Class II)

                                   SCHEDULE C

                                    EXPENSES

The Fund and/or the Distributor and/or Adviser, and ALIAC will coordinate the functions and pay the costs of completing these functions based upon an allocation of costs in the tables below. Costs shall be allocated to reflect the Fund's share of the total costs determined according to the number of pages of the Fund's respective portions of the documents.

------------------------------- ---------------------------- ---------------------------- ----------------------------
             ITEM                        FUNCTION               PARTY RESPONSIBLE FOR        PARTY RESPONSIBLE FOR
                                                                    COORDINATION                    EXPENSE

------------------------------- ---------------------------- ---------------------------- ----------------------------
Mutual Fund Prospectus          Printing of combined         ALIAC                        In force - Fund
                                Prospectuses                                              Prospective - ALIAC
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                Fund, Distributor or         ALIAC                        Fund, Distributor or
                                Adviser shall supply ALIAC                                Adviser, as applicable
                                with such numbers of the
                                Designated Portfolio(s)
                                prospectuses(es) as ALIAC
                                shall reasonably request
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                Distribution (including      ALIAC                        Fund
                                postage) to New and in
                                force Clients

------------------------------- ---------------------------- ---------------------------- ----------------------------
                                Distribution (including      ALIAC                        ALIAC
                                postage) to Prospective
                                Clients

------------------------------- ---------------------------- ---------------------------- ----------------------------
Product Prospectus              Printing and distribution    ALIAC                        ALIAC
                                for in force and
                                Prospective Clients

------------------------------- ---------------------------- ---------------------------- ----------------------------
Mutual Fund Prospectus Update   If Required by Fund,         Fund, Distributor or         Fund, Distributor or
& Distribution                  Distributor or Adviser       Adviser                      Adviser
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                If Required by ALIAC         ALIAC (Fund, Distributor     ALIAC
                                                             or Adviser to provide
                                                             ALIAC with document in PDF
                                                             format)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Product Prospectus Update &     If Required by Fund,         ALIAC                        Fund, Distributor or
Distribution                    Distributor or Adviser                                    Adviser
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                If Required by ALIAC         ALIAC                        ALIAC
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------
             ITEM                        FUNCTION               PARTY RESPONSIBLE FOR        PARTY RESPONSIBLE FOR
                                                                    COORDINATION                    EXPENSE
------------------------------- ---------------------------- ---------------------------- ----------------------------
Mutual Fund SAI                 Printing                     Fund, Distributor or         Fund, Distributor or
                                                             Adviser                      Adviser
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                Distribution (including      ALIAC                        Fund
                                postage)
------------------------------- ---------------------------- ---------------------------- ----------------------------
Product SAI                     Printing                     ALIAC                        ALIAC
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                Distribution                 ALIAC                        ALIAC
------------------------------- ---------------------------- ---------------------------- ----------------------------
Proxy Material for Mutual Fund  Printing if proxy required   Fund, Distributor or         Fund, Distribution or
                                by Law                       Adviser                      Adviser
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                Distribution (including      ALIAC                        Fund, Distributor or
                                labor) if proxy required                                  Adviser
                                by Law
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                Printing & distribution if   ALIAC                        ALIAC
                                required by ALIAC
------------------------------- ---------------------------- ---------------------------- ----------------------------
Mutual Fund Annual &            Printing of reports          Fund, Distributor or         Fund, Distributor or
Semi-Annual Report                                           Adviser (Designated          Adviser
                                                             Portfolio only)
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                Distribution                 ALIAC                        Fund
------------------------------- ---------------------------- ---------------------------- ----------------------------
Other communication to New      If Required by the Fund,     ALIAC                        Fund, Distributor or
and Prospective clients         Distributor or Adviser                                    Adviser
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                If Required by ALIAC         ALIAC                        ALIAC
------------------------------- ---------------------------- ---------------------------- ----------------------------
Other communication to enforce  Distribution (including      ALIAC                        Fund, Distributor or
                                labor and printing) if                                    Adviser
                                required by the Fund,
                                Distributor or Adviser
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                Distribution (including      ALIAC                        ALIAC
                                labor and printing) if
                                required by ALIAC
------------------------------- ---------------------------- ---------------------------- ----------------------------
Errors in Share Price           Cost of error to             ALIAC                        Fund or Adviser
calculation pursuant to         participants
Section 1.10
------------------------------- ---------------------------- ---------------------------- ----------------------------
                                Cost of reasonable           ALIAC                        Fund or Adviser
                                expenses related to
                                administrative work to
                                correct error
------------------------------- ---------------------------- ---------------------------- ----------------------------

------------------------------- ---------------------------- ---------------------------- ----------------------------
             ITEM                        FUNCTION               PARTY RESPONSIBLE FOR        PARTY RESPONSIBLE FOR
                                                                    COORDINATION                    EXPENSE
------------------------------- ---------------------------- ---------------------------- ----------------------------
Operations of the Fund          All operations and related   Fund, Distributor or         Fund or Adviser
                                expenses, including the      Adviser
                                cost of registration and
                                qualification of shares,
                                taxes on the issuance or
                                transfer of shares, cost
                                of management of the
                                business affairs of the
                                Fund, and expenses paid or
                                assumed by the Fund
                                pursuant to any Rule 12b-1
                                plan
------------------------------- ---------------------------- ---------------------------- ----------------------------
Operations of the Account       Federal registration of      ALIAC                        ALIAC
                                units of separate account
                                (24f-2 fees)
------------------------------- ---------------------------- ---------------------------- ----------------------------